Exhibit 1A-2.1

STATE OF WYOMINGOffice of the Secretary of StateI, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certifythat the filing requirements for the issuance of this certificate have been fulfilled.CERTIFICATE OF ORGANIZATIONMartelInvest 1 LLCI have affixed hereto the Great Seal of the State of Wyoming and duly executed this officialcertificate at Cheyenne, Wyoming on this19thday ofOctober,2021at12:09 PM.Remainder intentionally left blank.Filed Online By:Wendy HefleyFiled Date: 10/19/2021Secretary of Stateon 10/19/2021Page 4 of 4

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
WY Secretary of State
FILED: Oct 19 2021 12:09PM
Original ID: 2021-001044833

Limited Liability Company
Articles of Organization

I. The name of the limited liability company is:
MartelInvest 1 LLC

II. The name and physical address of the registered agent of the limited liability company is:
InCorp Services, Inc.
1910 Thomes Ave
Cheyenne, WY 82001

III. The mailing address of the limited liability company is:
1887 WHITNEY MESA DR #9656
Henderson, NV 89014

IV. The principal office address of the limited liability company is:
1887 WHITNEY MESA DR #9656
HENDERSON, NV 89014

V. The organizer of the limited liability company is:
Wendy Hefley
3773 Howard Hughes Pkwy. Suite 500s, Las Vegas, NV 89169-6014

Signature: *Wendy Hefley* Date: **10/19/2021**

Print Name: **Wendy Hefley**

Title: **Organizer**

Email: **processing@incorp.com**

Daytime Phone #: **800-246-2677**

Page 1 of 4

Wyoming Secretary of State
Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑ I am filing in accordance with the provisions of the Wyoming Limited Liability Company Act, (W.S. 17-29-101 through 17-29-1105) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑ I understand that the information submitted electronically by me will be used to generate Articles of Organization that will be filed with the Wyoming Secretary of State.

☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑ I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑ I acknowledge having read W.S. 6-5-308.

Filer is: ☑ An Individual ☐ An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Organization.

Signature:	*Wendy Hefley*	Date:	**10/19/2021**
Print Name:	**Wendy Hefley**		
Title:	**Organizer**		
Email:	**processing@incorp.com**		
Daytime Phone #:	**800-246-2677**		

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Wyoming
Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

Consent to Appointment by Registered Agent

InCorp Services, Inc., whose registered office is located at **1910 Thomes Ave, Cheyenne, WY 82001**, voluntarily consented to serve as the registered agent for **MartelInvest 1 LLC** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature: *Wendy Hefley* Date: **10/19/2021**

Print Name: **Wendy Hefley**

Title: **Organizer**

Email: **processing@incorp.com**

Daytime Phone #: **800-246-2677**

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